Exhibit 10.1

Executive Employment Agreement

This Executive Employment Agreement ("Agreement") is made and entered into as of November 3, 2026 by and between Nano Dimension Ltd., registration number 520029109 a company organized under the laws of the State of Israel (the "Company"), and [ ] (the "Executive").

WHEREAS,	the Company desires to employ the Executive as the Chief Executive Officer of the Company and its Affiliates, as defined in Section 1 below (collectively, the “Group”); and
WHEREAS,	the Executive desires to accept such employment upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1.
Employment.
1.1.
The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, as the Chief Executive Officer of the Group. This is a full-time, salaried, exempt position. Executive agrees to serve as an officer and/or director of the Company’s Affiliate(s) upon request. “Affiliate” means any entity which controls, is controlled by, or is under common control with the Company, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of an entity whether through the ownership of voting securities, contract or otherwise.
1.2.
Executive will devote his business time 2and energy primarily to his duties to the Company and the Group. The Executive acknowledges that, due to his position as the chief executive officer of the Group, his position is a senior management position and a position requiring a special degree of personal trust, within the meaning of Section 30(a)(5) of the Israeli Hours of Work and Rest Law, 5711-1951. Accordingly, to the extent permitted by applicable law, the provisions of such law regarding working hours, overtime and weekly rest shall not apply to the Executive, and the Salary set forth in this Agreement constitutes the full consideration for the performance of his duties, regardless of the number or timing of hours worked. The Executive shall nevertheless devote such time as is reasonably necessary for the proper performance of his duties.
1.3.
The Company acknowledges and agrees that Executive may continue to serve as a member of the Board of Directors of Lifeward, Inc.. The Executive shall not otherwise serve as an officer, director, employee, consultant or advisor of, or perform services with or without compensation for, any entity not affiliated with the Company without the prior written consent of the board of directors of the Company.
1.4.
Executive will be based in Israel, at such location as may be agreed between the Executive and the Company from time to time. Executive acknowledges that frequent United States travel, and other foreign travel will be required, in particular to the City of New York, New York, USA, where various directors of the Company are based.
1.5.
The parties hereto confirm that this is a personal employment contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement of any custom or practice of the Company in respect of any of its other employees or contractors.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

2.
Term.

The term of this Agreement shall commence on November 3, 2026 (“Start Date”) and shall continue until terminated in accordance with Section 5 below.

3.
Duties and Responsibilities.
3.1.
The Executive shall serve as the Chief Executive Officer of the Group and shall have the following duties and responsibilities:
(i)
Oversee the day-to-day operations of the Group.
(ii)
Represent the Group to its stakeholders, including shareholders, employees, customers, and the public.
(iii)
Ensure compliance with all laws and regulations applicable to the Group and its operations, including applicable Israeli, U.S. federal, state and local laws and regulations, as relevant to the applicable Group entity and activity, including but not limited to labor standards, anti-discrimination regulations, wage and hour laws, and workplace rights laws and regulations.
(iv)
Comply with all Group policies, as in effect from time to time including, but not limited to, data protection, privacy, confidentiality, and information security policies, insider trading, and maintain the highest standards of data protection and privacy in all business activities.
(v)
Perform such other duties and responsibilities as may be assigned by the board of directors of the Company from time to time.
3.2.
Executive’s performance will be formally evaluated by the compensation committee and the board of directors of the Company periodically. The performance evaluation will assess the Executive’s achievement of strategic objectives, operational performance, and compliance with the Group’s policies and goals.
4.
Compensation.
4.1.
The Company agrees to pay to the Executive during the term of this Agreement a gross salary of US$50,000 per month (the “Salary”), effective as of November 1, 2026, to be paid no later than the ninth day after the end of any calendar month.
4.2.
The Salary shall be basis for payments by the Company and the Executive towards the Executive's pension plan. The Salary will be paid in monthly installments through the Company’s Israeli payroll in New Israeli Shekels, in accordance with the Company’s regular payroll practices and subject to all deductions and withholdings required by applicable law. For payroll purposes, each monthly installment shall be converted into New Israeli Shekels in accordance with the exchange-rate methodology customarily applied by the Company, subject to applicable law.
4.3.
The Company shall deduct from any payment made to the Executive income tax, social security and any other tax and/or any other payments which should be deducted from the payments due to the Executive according to applicable law.
4.4.
Equity Compensation: The Executive shall be granted One Million (1,000,000) Restricted Stock Units (RSUs) of the ordinary shares of the Company (the “Equity Grant”). The Equity Grant shall vest in 3 equal annual installments, commencing on July 21, 2026, subject to the Executive’s continued employment with the Company or any Affiliate of the Company on each applicable vesting date. The specific terms and conditions of the Equity Grant will be governed by the Company’s equity incentive plan and a separate RSU award agreement.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

5.
Benefits.

The Executive shall be entitled to the following benefits:

5.1.
Sick Leave. The Executive shall be entitled to a paid sick leave as provided in the Sick Pay Law 5736 - 1976.
5.2.
Vacation. The Executive shall be entitled to an annual vacation of 22 days per year. The Executive shall coordinate his vacations with the Company in advance. Up to five (5) unused vacation days can be accumulated by the Executive and used in the following two years of work. Any accumulated unused vacation days shall be expired and canceled after two years, without any additional consideration subject to and to the extent permitted by applicable law.
5.3.
Pension Plan.
(i)
The Executive shall be entitled to a pension plan of his choice (Pension Fund, Manager's Insurance or any combination of the two) (hereinafter the "Plan").
(ii)
The Company shall contribute to the Plan by paying the following sums of the Executive's Salary:
a)
8.33% will be on account of severance pay;
b)
6.5% on account of retirement pension. The Company's contributions to Manager's Insurance shall include payment of up to 2.5% of the Salary for disability insurance, or such a lower percentage as required to insure 75% of the Salary, provided that the rate of the Company's contributions to the retirement pension component alone will not be less than 5% of the Salary and that the total cost for the Company for both the disability insurance and the retirement pension component shall not exceed 7.5% of the Salary.
(iii)
The Company shall deduct 6% from the Executive's Salary to be paid on behalf of the Executive to the Plan.
(iv)
All sums accumulated in the severance payments component of the Plan shall come in lieu of severance payment in accordance with section 14 of the Severance Pay Law – 1963. The parties hereby undertake to be bound by the General Authorization Regarding Employer Payments to a Pension Fund and Insurance Fund In Lieu Of Severance Pay dated 30.06.1998 (hereinafter the "General Authorization"), attached hereto as Exhibit A and forms an integral part of this Agreement. The parties shall execute Exhibit A concurrently with the execution of this Agreement.
(v)
According to the provisions of the General Authorization and without derogating from there, the Company waives any right it may have to recover sums from its contributions, unless the Executive's entitlement to severance pay has been denied in a judgment under sections 16 or 17 of the Severance Pay Law, 1963, or unless the Executive withdraws sums from pension fund or the insurance fund otherwise than in the circumstances of an “entitling event” as defined in the General Authorization.
(vi)
The Company shall deduct any and all taxes; on behalf of the Executive with respect of contributions exceeding the ceiling provided under income tax laws (should such contributions be permissible).
5.4.
Further Education Fund Contributions. The Company shall pay a sum equal to 7.5% of the Executive's Salary and shall deduct 2.5% from the Executive's Salary to be paid on behalf of the Executive toward a further education fund (“keren hishtalmut”) to be selected by the Executive. The amounts paid to the education fund shall be limited to those determined from time to time by the Israeli Tax Authorities, for which no tax applies.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

5.5.
Recuperation Payments. The Executive shall be entitled to receive recuperation payments as provided by applicable law.
5.6.
Mobile Phone. The Company may, at its sole discretion, provide the Executive with a mobile phone for the purpose of performing his duties under this Agreement. The Company, in its sole discretion, will determine the specific type and model of the mobile phone and reimburse the Executive for calls according to the Company's policy from time to time. The Company shall deduct from the Base Salary any applicable tax in connection with the provision of the mobile phone, and payment of expenses as aforesaid. In signing this Agreement the Executive gives his consent to the said deduction.
5.7.
Meal Allowance. The Executive shall be entitled to receive a "Cibus" payment card to purchase meals, in the amount as shall be determined by the Company from time to time, subject to Company's sole discretion. The Executive shall bear the tax that will apply to this benefit.
5.8.
Laptop computer. The Company may provide the Executive with laptop computer for the purpose of performing his duties under this agreement. The Executive shall make his best effort to safeguard the laptop computer and to secure the Company's Confidential Information that is stored on the Computer.
6.
Termination.
6.1.
For Cause: Subject to applicable Israeli law, including any applicable requirement to conduct a hearing (shimu’a) before a final decision regarding termination is made, the Company may terminate the Executive’s employment for "Cause". Where applicable law permits the denial of statutory notice or severance pay due to the circumstances giving rise to the termination, the Company may terminate employment without such notice or severance, in whole or in part, to the extent permitted by law.

"Cause" shall include the following, in each case as reasonably and in good faith determined by the board of directors of the Company:

(i)
Conduct that constitutes fraud, gross negligence or willful misconduct in the performance of the Executive's duties.
(ii)
Breach of this Agreement or any other material agreement between the Executive and the Company which, to the extent curable, was not cured by the Executive within ten (10) days following receipt of written notice thereof from the Company.
(iii)
The conviction of, or a plea of guilty or nolo contendere by, Executive for a felony or any crime involving moral turpitude.
(iv)
Material violation of the Company’s code of conduct or ethics policies, or breach of Executive’s duty of loyalty or other fiduciary duty.
(v)
Death or Disability: This Agreement shall terminate automatically upon the death of the Executive. In the event of the Executive’s Disability, the Company may terminate the Executive’s employment subject to applicable Israeli law, including applicable protections relating to illness, disability, equal employment opportunity and the use of accrued sick leave.. "Disability" shall mean the Executive's inability to perform the essential functions of the position for a period of 90 consecutive days due to a physical or mental condition, as certified by a qualified physician chosen by the board of directors of the Company with the consent of Executive or Executive’s representative.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

6.2.
Termination without Cause: Subject to applicable Israeli law, including the Company’s obligation to provide the Executive with a bona fide opportunity to be heard (shimu’a) before a final decision to terminate his employment is made, the Company may terminate this Agreement without Cause by providing the advance notice required by the Israeli Advance Notice for Dismissal and Resignation Law, 5761-2001, or any longer contractual notice period expressly provided herein. The Company may, to the extent permitted by law, waive the Executive’s actual work during all or any portion of the notice period and make payment in lieu thereof.
6.3.
Resignation by Executive: Executive may terminate his employment by providing the Company with the advance written notice required under the Israeli Advance Notice for Dismissal and Resignation Law, 5761-2001, or any longer contractual notice period expressly provided herein. The Company may waive the Executive’s actual work during all or any portion of such notice period, subject to applicable law.
6.4.
In the event of any termination of his employment, whether or not for cause and whatever the reason, the Executive will:
(i)
exercise his best efforts in order to assist the Company to integrate into its organization the person or persons who will assume the Executive’s responsibilities; and
(ii)
promptly deliver to the Company all company assets that may be in his possession at such time, all documents, data, records and other information pertaining to his employment, any Confidential Information (as defined below) and any Invention (as defined below), and the Executive will not take with him any such documents, data, records and other such information.
7.
Payments upon Termination.
7.1.
Termination Without Cause: If Executive’s employment is terminated by the Company without Cause, or if the Executive resigns for Good Reason, Executive shall be entitled to receive the following contractual severance benefits, in addition to all accrued salary and non-waivable statutory entitlements through the termination date. The contractual benefits set forth below (but not any statutory or other non-waivable entitlement) shall be subject to Executive’s execution, delivery and non-revocation of a general release of claims against the Company and its Affiliates in a form approved by the Company, provided that such release shall not purport to waive rights that cannot lawfully be waived under Israeli law:
(i)
Payment of an amount equal to twelve (12) months of the Executive’s Base Salary, less any amount paid to the Executive as salary during an advance-notice period or as payment in lieu of statutory advance notice, so as to avoid duplication of payment for the same period; provided that statutory severance amounts funded pursuant to Section 14 of the Severance Pay Law shall not reduce this contractual benefit unless expressly required by applicable law or stated otherwise herein.
(ii)
Fifty percent (50%) of the equity awards that would otherwise vest on the next scheduled vesting date immediately following the effective date of such termination shall automatically accelerate and become fully vested as of the effective date of termination. Any remaining unvested equity awards shall be treated in accordance with the terms of the applicable equity incentive plan and award agreement..

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

"Good Reason" means the occurrence of any of the following events, without the Executive’s prior written consent, in each case as reasonably and in good faith determined by the board of directors of the Company:

a)
A material reduction in the Executive’s Base Salary or other material contractual compensation entitlements, other than a reduction applied proportionately to the Company’s senior executive management generally;
b)
A material diminution in the Executive’s authority, duties, responsibilities, or position as Chief Executive Officer of the Company; or
c)
Any other material deterioration in the Executive’s terms and conditions of employment, or other circumstances in the employment relationship under which the Executive cannot reasonably be required to continue his employment, within the meaning of Section 11(a) of the Israeli Severance Pay Law, 5723-1963.

Notwithstanding the foregoing, no event shall constitute Good Reason unless:

a)
The Executive provides the Company with written notice specifying in reasonable detail the circumstances alleged to constitute Good Reason within thirty (30) days after becoming aware of such circumstances; and
b)
The Company fails to remedy such circumstances within thirty (30) days following receipt of such notice, provided that such circumstances are capable of being remedied.
7.2.
Termination Due to Death or Disability: If Executive’s employment is terminated for death or disability, Executive or Executive’s estate (as the case shall be) shall be entitled to full vesting of the unvested portion of the Equity Grant.
7.3.
Change of Control: Executive shall be entitled to the severance benefits set forth in subsection 7.1(i) and to full vesting of the unvested portion of the Equity Grant, only if both of the following events occur:
(i)
Change in Control: A Change in Control (as defined below) of the Company occurs.
(ii)
Termination Without Cause: the Executive's employment is terminated by the Company or any successor entity without Cause within twelve (12) months following the occurrence of a Change in Control.

Definition of Change In Control: For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following:

(ii)
The acquisition by any person or group of beneficial ownership of more than 50% of the Company’s outstanding voting securities.
(iii)
The sale or other disposition of all or substantially all of the Company’s assets.
(iv)
The approval by the Company’s board of directors and Company’s stockholders of a merger or consolidation in which the Company is not the surviving entity other than in change of the Company’s incorporation.
8.
IP; Confidentiality.
8.1.
Concurrently with the execution of this Agreement, the Executive shall execute the Confidentiality, Non-Competition and Proprietary Rights undertaking in favor of the Company and any subsidiary and parent company of the Company, attached hereto as Appendix B. In this section 8 the term "Company" shall also include any Group company.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

8.2.
This Section 8 shall survive any termination or expiration of this Agreement indefinitely with respect to trade secrets and for a period of five (5) years from the date of termination for all other Confidential Information.
9.
Non-Competition and Non-Solicitation.
9.1.
Executive acknowledges that in the course of Executive’s employment with the Company Executive will become familiar with the Company’s Confidential Information. In addition, Executive acknowledges Executive’s services will be of special, unique and extraordinary value to the Company. Executive understands and agrees that without Executive’s employment by the Company, he would not have had, and would not continue to have, access or exposure to this Confidential Information. Executive further understands and agrees that this Confidential Information and other relationships take a long time to develop and are the product of substantial investment by the Company. Executive understands and agrees that the Company has a legitimate and protectable interest in protecting the Confidential Information and its customers, referral sources, employees, and other business relationships and that this Section 9 is intended to protect those interests. Therefore, Executive agrees that, without limiting any other obligation pursuant to this Agreement:
(i)
Non-Competition: During the Term of this Agreement Executive shall not, without the prior written consent of the board of directors of the Company, directly or indirectly engage in any business that competes with the Group. For a period of 1 year after the termination of this Agreement for any reason, Executive shall not directly or indirectly engage in any activities that compete with the Group to the extent, and only to the extent, that such restriction is necessary and enforceable under applicable Israeli law to protect the Company’s legitimate interests, including its trade secrets, Confidential Information, intellectual property, customer relationships and other recognized proprietary interests. Nothing in this Section shall prohibit the Executive from using his general professional skills, experience and knowledge or from engaging in lawful employment or business activity that does not unlawfully use or disclose the Company’s protected interests.
(ii)
Non-Solicitation: During the Term of this Agreement and for a period of 2 years after the termination of this Agreement for any reason, Executive shall not, to the extent permitted by applicable law, directly or indirectly solicit or induce any employee of the Group with whom Executive worked during the twelve (12) months preceding termination for the purpose of inducing such employee to leave the Group’s employment; provided that general solicitations not specifically targeted at Group employees shall not constitute a breach of this Section.
9.2.
Return of Company Property. Upon termination of employment for any reason, Executive agrees to promptly return to the Company all property belonging to the Group, including but not limited to all documents, data, records, computer files, equipment, and other materials related to the Group or containing Confidential Information. Executive also agrees to irretrievably delete any such Group information from any personal devices or accounts.
10.
Military Reserve Duty
10.1.
Executive shall inform Company of any military reserve duty he/she had been ordered to perform, immediately after he has been notified of it, and shall provide the Company a copy of said order within 15 days from the day he returned from the military reserve. The Executive shall continue to receive the Salary and such other benefits set forth in this Agreement during periods of military reserve duty, subject to the provision by the Executive of the necessary approvals from the military, and his entitlement for such full payment under the National Insurance Institute of Israel ("Bituach Leumi") regulations.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

10.2.
In the event that the Executive fails to provide the Company with the proper military approval within 20 days of his return from reserve duty, the Executive agrees and confirms that the Company will deduct from his Salary all amounts paid to him for the reserve duty period. In such case, the Executive will apply directly to the National Insurance Institute to claim his reserve duty compensation.
11.
Privacy Protection

The Company may provide the Executive with a cellular phone, a computer, e-mail services or any other property of the Company for communication purposes (hereinafter: the "Media"). While the Media will be provided to the Executive for work related purposes, he may make reasonable personal use of it, provided that such personal use will not interfere with his work and shall not cause any harm to the Company. The Executive acknowledges that all of the Media is the property of the Company and agrees that the Company is entitled to monitor the use of the Media, including inspections of e-mail transmissions, internet usage and inspections of their content at the Company's sole discretion. The Executive also acknowledges that the Media may be handed over to his replacement at the Company upon his termination. The Executive acknowledges that, in order to keep his privacy, he should avoid any personal use of the Media or ensure that any personal content is stored separately from professional content. The Executive waives any claim against the Company in this respect. Upon termination of his employment, the Executive shall remove all personal content from the Media.

12.
Non-Disparagement.

Executive shall not at any time criticize, defame, or otherwise disparage the reputation of the Company, its Affiliates, or its or their respective officers, directors, agents or employees, either orally or in writing, including on social media. The board members of the Company shall not at any time criticize, defame, or otherwise disparage the reputation of the Executive. Notwithstanding the foregoing, nothing in this Agreement will prevent the Executive from providing truthful testimony in response to a lawful subpoena, preclude any conduct protected under any state or federal “whistleblower” law, or any other applicable law or regulation, or exercising rights protected by the National Labor Relations Act or other law or regulation.

13.
Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. Subject to any mandatory jurisdictional provisions of applicable law, the competent labor courts in Tel Aviv-Jaffa, Israel shall have exclusive jurisdiction over any dispute arising out of or relating to this Agreement or the Executive’s employment.

14.
Entire Agreement.

This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications, representations, or agreements, whether oral or written.

15.
Waiver.

No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the waiver is sought to be enforced.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

16.
Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, sent by recognized courier, or sent by email to the addresses designated below (with confirmation of transmission), and shall be effective upon actual delivery (or, in the case of email, on the first business day following transmission if sent after normal business hours), addressed as follows:

If to the Company:

Nano Dimension Ltd. c/o Nano Dimension USA, Inc.

60 Tower Rd., Waltham, MA 02451

Attention: General Counsel

If to Executive:

[ ]

[ ]

[ ]

or to such other addresses as either party may designate in writing from time to time.

17.
Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18.
Executive’s Representations.

Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person, business or entity or any agreement or contract, (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that Executive has consulted with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein.

[Signature page immediately follows]

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Nano Dimension Ltd.

By:
Name:
Title:

[ ]

Signature

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

נספח א' - נוסח האישור של שר העבודה

אישור כללי בדבר תשלומי מעבידים לקרן פנסיה ולקופת ביטוח במקום פיצויי פיטורים

בתוקף סמכותי לפי סעיף 14 לחוק פיצויי פיטורים, התשכ"ג – 1963 (להלן – החוק), אני מאשר כי תשלומים ששילם מעביד החל ביום פרסומו של אישור זה, בעד עובדו לפנסיה מקיפה בקופת גמל לקצבה שאינה קופת ביטוח כמשמעותה בתקנות מס הכנסה (כללים לאישור ולניהול קופות גמל), התשכ"ד – 1964 (להלן – קרן פנסיה), או לביטוח מנהלים הכולל אפשרות לקצבה או שילוב של תשלומים לתכנית קיצבה ולתכנית שאינה לקיצבה בקופת ביטוח כאמור (להלן – קופת ביטוח), לרבות תשלומים ששילם תוך שילוב של תשלומים לקרן פנסיה ולקופת ביטוח בין אם יש בקופת הביטוח תכנית לקיצבה ובין אם לאו (להלן – תשלומי המעביד), יבואו במקום פיצויי הפיטורים המגיעים לעובד האמור בגין השכר שממנו שולמו התשלומים האמורים ולתקופה ששולמו (להלן – השכר המופטר), ובלבד שנתקיימו כל אלה:

1.
תשלומי המעביד –
(1)
לקרן פנסיה אינם פחותים מ- % 1/3 14 מן השכר המופטר או 12% מן השכר המופטר אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר. לא שילם המעביד בנוסף ל- 12% גם % 1/3 2 כאמור, יבואו תשלומיו במקום 72% מפיצויי הפיטורים של העובד, בלבד;
(2)
לקופת ביטוח אינם פחותים מאחד מאלה:
(1)
% 1/3 13 מן השכר המופטר, אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להבטחת הכנסה חודשית במקרה אובדן כושר עבודה, בתכנית שאישר הממונה על שוק ההון ביטוח וחיסכון במשרד האוצר, בשיעור הדרוש להבטחת 75% מן השכר המופטר לפחות או בשיעור של % ½ 2 מן השכר המופטר, לפי הנמוך מביניהם (להלן – תשלום לביטוח אובדן כושר עבודה);
(2)
11% מן השכר המופטר, אם שילם המעביד בנוסף גם תשלום לביטוח אובדן כושר עבודה, ובמקרה זה יבואו תשלומי המעביד במקום 72% מפיצויי הפיטורים של העובד, בלבד; שילם המעביד נוסף על אלה גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר, יבואו תשלומי המעביד במקום 100% פיצויי הפיטורים של העובד.
2.
לא יאוחר משלושה חודשים מתחילת ביצוע תשלומי המעביד נערך הסכם בכתב בין המעביד לבין העובד ובו –
(1)
הסכמת העובד להסדר לפי אישור זה בנוסח המפרט את תשלומי המעביד ואת קרן הפנסיה וקופת הביטוח, לפי העניין; בהסכם האמור ייכלל גם נוסחו של אישור זה;
(2)
ויתור המעביד מראש על כל זכות שיכולה להיות לו להחזר כספים מתוך תשלומיו, אלא אם כן נשללה זכות העובד לפיצויי פיטורים בפסק דין מכוח סעיפים 16 או 17 לחוק ובמידה שנשללה או שהעובד משך כספים מקרן הפנסיה או מקופת הביטוח שלא בשל אירוע מזכה; לענין זה, "אירוע מזכה" – מוות, נכות או פרישה בגיל שישים או יותר.
3.
אין באישור זה כדי לגרוע מזכותו של עובד לפיצויי פיטורים לפי החוק, הסכם קיבוצי, צו הרחבה או חוזה עבודה, בגין שכר שמעבר לשכר המופטר.

חתימת העובד:

חתימת המעביד:

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

Confidentiality And Proprietary Rights Undertaking

This Confidentiality and Proprietary Rights Undertaking (the “Undertaking”) is made effective as of the Executive's commencement date of employment, for the benefit of the Company and its subsidiaries or related entities. This Exhibit B constitutes an integral part of the personal employment agreement to which it is annexed. All references in this Exhibit B to the “Company” shall include any affiliate of the Company.

1.
Confidentiality
(a)
The Executive recognizes and acknowledges that Executive’s access to the trade secrets and confidential or proprietary information (collectively, the “Confidential Information”) of the Company is essential to the performance of Executive’s duties as an employee of the Company.

By way of illustration and not limitation, such Confidential Information of the Company shall include: (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, compositions, processes, formulas, methods, designs, mask work, samples, inventions and ideas, past, current and planned development or experimental work, current and planned distribution methods and processes, customer and supplier lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, algorithms, compositions, improvements, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of the Company, information relating to the projects of the Company, and any other information, however documented, of the Company that is a trade secret; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names, compensation and backgrounds of key personnel, personnel training and techniques and materials), however documented; (iii) all derivatives, improvements and enhancements to the Company’s technology which are created or developed; (iv) information of third parties as to which the Company has an obligation of confidentiality; and (v) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

The Confidential Information shall not include information which has become publicly known and made generally available through no wrongful act or omission of the Executive or of others who were under confidentiality obligations as to the information involved.

(b)
The Executive further acknowledges and understands that the employment by the Company and the access to Confidential Information creates a relationship of confidence and trust with respect to such Confidential Information. Therefore, the Executive will be responsible for ensuring the security of Confidential Information in his possession or under his control, and shall use his best endeavors to prevent the use or communication of any Confidential Information by any person, company or organization (except in the proper course of his duties, as required by law or as authorized by the Company. In particular, Executive undertake to: (i) encrypt and/or protect by password any confidential information held on his computer; (ii) lock his computer terminal whenever it is left unattended; (iii) ensure any wireless network used remotely is secure; (iv) keep all papers containing Confidential Information in filing cabinets that are locked when not in use; and (v) comply with the Company's data protection policy from time to time in force regarding the retention of personal data.
(c)
Executive further recognizes and acknowledges that such Confidential Information is a valuable and unique asset of the Company, and that its use or disclosure (except use or disclosure as required for carrying out Executive’s duties as an employee of the Company) would cause the Company substantial loss and damages. The Executive undertakes and agrees that Executive will not, in whole or in part, disclose such Confidential Information to any person or organization under any circumstances, will not make use of any such Confidential Information for Executive’s own purposes or for the benefit of any other person or organization, and will not reproduce any of the Confidential Information without the Company’s prior written consent.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

Executive will take strict precautions to maintain the confidentiality of the Confidential Information received from the date of receipt, and take appropriate action, by instruction, agreement or otherwise with any person permitted access to the Confidential Information received, to ensure that Executive will be able to satisfy his/her obligations under this Agreement.
(d)
Executive will not, during Executive’s employment with the Company and at any time after termination or expiration thereof, for any reason, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that Executive will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.
(e)
Executive further recognizes and acknowledges that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in carrying out Executive’s work for the Company consistent with the Company’s agreement with the third party, all in a fashion consistent with his/her undertakings in this Section 1.
(f)
During the term of the Executive’s employment with the Company, Executive shall not remove from the Company's offices or premises any Confidential Information unless and to the extent necessary in connection with the duties and responsibilities of Executive and permitted pursuant to the then applicable policies and regulations of the Company. In the event that such Confidential Information is duly removed from the Company’s offices or premises, Executive shall take all actions necessary in order to secure the safekeeping and confidentiality of such Confidential Information and return the Confidential Information to their proper files or location as promptly as possible after such use.
(g)
The obligations set forth in this Section are perpetual, and shall survive termination of the Agreement and of the Executive’s employment with the Company.
2.
Return of Materials. Upon termination of Executive’s employment with the Company or at any time before termination if the Company so requests, the Executive will promptly deliver to the Company all copies of all written and tangible material (without retaining any copies thereof) in Executive’s possession or under Executive’s control, incorporating the Confidential Information or otherwise relating to the Company’s business. The obligations set forth in this Section shall survive termination of the Agreement and of the Executive’s employment with the Company.
3.
Ownership of Property and Rights
(a)
Exclusive Property. Executive confirms that all Confidential Information is, will be, and shall remain the exclusive property of the Company or the third party providing such Confidential Information to the Company, as the case may be. Without limitation of the foregoing, the Executive agrees and acknowledges that all memoranda, business records, papers and documents, however documented, kept or made by the Executive and which relate to the business of the Company, shall be and remain the sole property of the Company. Without derogating from any of the provisions of this Agreement, Executive represents that any of the Inventions (as such term is defined in (b) below) are the sole property of the Company and Executive has no rights to such Inventions or Confidential Information related thereto or embodied therein.
(b)
Assignment of Intellectual Property
I.
The Executive acknowledges and agrees that any and all intellectual property that produced by the Executive, including inventions, works of authorship, physical products, ideas, designs, concepts, plans, programs or applications, during his Employment Period is and shall remain the Company’s sole property during and after the Employment Period. All inventions, works of authorship, ideas, processes, programs, software, and designs (including all improvements) (i) conceived (whether or not actually conceived during regular business hours) or made by the Executive during the Employment Period and for a period of one

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

(1) year subsequent to the Employment Period, and (ii) related to the Company’s business, shall be disclosed in writing promptly to Company and shall be the Company’s sole and exclusive property. The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and hereby assigns all such inventions, works of authorship, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the Company’s sole discretion, and the Executive shall be bound by such decision. The Executive shall provide, on Exhibit “B” of this Agreement, a complete list of all inventions, works of authorship, ideas, processes, and designs, if any, patented or unpatented, copyrighted or uncopyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement. The Executive shall assign, sell and/or transfer to the Company and/or its Affiliates, and hereby assign and transfer the entire right, title and interest in and to any and all inventions, works of authorship, applications and any and all letters patent which may be granted for inventions that result during the course of the Executive’s work for the Company or its Affiliates in the United States of America and its territorial possessions and in any and all foreign countries, including divisions, reissues and continuations thereof, including the right to file foreign applications directly in the name of the Company and/or its Affiliates and claim priority rights deriving from such United States application to which said foreign applications are entitled by virtue of international convention, treaty or otherwise.
II.
The Executive will notify and disclose in writing to the Company, or any person designated by it, all information, improvements, formula, process, techniques know-how and data, whether or not patentable, made, discovered, conceived or reduced to practice or learned by the Executive, either alone or jointly with others, (i) during the time the Executive is engaged with the Company (whether as an employee, full time consultant, or through a wholly owned company) , which are: (A) related to the Company’s Business as currently conducted or as may be conducted in the future, or (B) reduced to practice, or developed with the use of any of the Company’s equipment, supplies, facilities or Confidential Information, or result from or are connected with any task assigned to the Executive or any work performed by the Executive for or on behalf of the Company or by the scope of the Executive's duties and responsibilities with the Company, or (C) competitive or likely to be competing with the Company’s business as currently conducted and as may be conducted in the future, and (ii) from the time the Executive ceases to be engaged with the Company(whether as an employee, full time consultant, or through a wholly owned company), which are: (A) related to, or stem from, the Executive’s engagement with the Company or the Confidential Information, or (B) result from, or are connected with, any task assigned to the Executive or any work performed by the Executive for, or on behalf of, the Company or by the scope of the Executive's duties and responsibilities with the Company (all such information, improvements, formula, process, techniques know-how and data referred to in (i) and (ii) above are hereinafter referred to as the: “Invention” or “Inventions”) immediately upon discovery receipt or invention as applicable. Without derogating from the generality of the foregoing, Executive further acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of and during the Term are “works made for hire” as contemplated under Chapter H of the Patents Law of 1967 (the “Patents Law”), that all such “works made for hire” are owned by the Company, its successors, assigns or nominees, and that Executive shall not be entitled to any compensation, or any other consideration except as explicitly set forth in the employment agreement between Executive and the Company, for creation or assignment of the same to the Company, its successors, assigns or nominees; it being acknowledged and agreed that the Salary and all other employment terms of the Executive under the Agreement shall constitute the sole consideration and remuneration for any Inventions, including, without limitation, “works made for hire”, regardless of the current or future value of the Invention. Executive understands and agrees that the decision whether or not to commercialize or market any invention developed by Executive (including the Inventions), solely or jointly with others, is within the Company’s sole and unfettered discretion and for the Company’s sole benefit and that no royalty will be due to Executive as a result of the Company’s efforts to commercialize or market any such invention (including the Inventions). Without limitation of the foregoing, Executive irrevocably confirms that the consideration explicitly set forth in the employment agreement is in lieu of any rights for compensation that may arise in connection with the Inventions under

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

applicable law and waives any right to claim royalties or other consideration with respect to any Invention, including under Section 134 of the Israeli Patent Law – 1967. With respect to all of the above any, oral understanding, communication or agreement not duly signed by the Company shall be void.
(c)
Maintenance of Records. Executive undertakes to keep and maintain adequate and current written records of all Inventions. The records will be in the form of devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials (whether written or otherwise), equipment, other documents and property, or reproductions of any aforementioned items, all in sufficient detail and savable format. The records will be made available to and remain the sole property of the Company at all times.
(d)
Patent and Copyright Registrations. The Executive hereby covenants and agrees that he/she will communicate to the Company, its successors, assigns and nominees, any facts known to him/her representing the Inventions, testify in any legal proceeding, execute all applications, specifications, assurance, assignments, oaths and all other instruments which the Company shall deem necessary or expedient, and generally do everything possible in every way to aid the Company and its successors, assigns and nominees, to obtain, secure and enforce proper protection for the Inventions (including, to the extent necessary, the assignment and transfer thereof to the Company and its successors, assigns and nominees) in any and all jurisdictions. The Executive hereby irrevocably appoints the Company, its successors, assigns and nominees, as his/her true and lawful attorneys to execute such further documents and instruments, and do such other acts and things as may be necessary or appropriate, in order to give effect to the assignment forming the subject matter of this Agreement and to the intentions contained herein. The Executive shall not be entitled, with respect to all of the above, to any additional monetary or other consideration, except for reimbursement of his/her reasonable expenses incurred by him/her in connection therewith.
(e)
Assignment or Waiver of Moral Rights. Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent that such Moral Rights cannot be assigned under applicable law and to the extent that the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.
(f)
The obligations set forth in this Section are perpetual, and shall survive any termination of the Agreement and of the Executive’s employment with the Company.
4.
Intent of Parties. Executive recognizes and agrees: (i) that this Undertaking is necessary and essential to protect the Company’s Business and to realize and derive all the benefits, rights and expectations of conducting the Company’s Business; (ii) that the area and duration of the protective covenants contained herein are reasonable; and (iii) that good and valuable consideration exists under the Agreement, for the Executive to be bound by the provisions of this Undertaking.
5.
General.
(a)
Executive represents that the performance of all the terms of this Undertaking and Executive’s duties as an employee of the Company does not and will not breach any invention assignment, proprietary information, confidentiality or similar agreements with, or rules, regulations or policies of, any former employer or other party (including, without limitation, any academic institution or any entity related thereto). Executive acknowledges that the Company is relying upon the truthfulness and accuracy of such representations in employing the Executive.
(b)
The Executive acknowledges that the provisions of this Undertaking serve as an integral part of the terms of Executive’s employment and reflect the reasonable requirements of the Company in order to protect its legitimate interests with respect to the subject matter hereof.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

(c)
Executive recognizes and acknowledges that in the event of a breach or threatened breach of this Undertaking by the Executive, the Company may suffer irreparable harm or damage and will, therefore, be entitled to injunctive relief to enforce this Undertaking (without limitation to any other remedy at law or in equity).
(d)
This Undertaking is governed by and construed in accordance with the laws of the State of Israel, without giving effect to its laws pertaining to conflict of laws. The Executive agrees that any and all disputes in connection with this Undertaking shall be submitted to the exclusive jurisdiction of the competent courts located in the city of Tel-Aviv-Jaffa, Israel.
(e)
If any provision of this Undertaking is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Undertaking only with respect to such jurisdiction in which such clause or provision cannot be enforced, and the remainder of this Undertaking shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Undertaking. In addition, if any particular provision contained in this Undertaking shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing the scope of such provision so that the provision is enforceable to the fullest extent compatible with applicable law.
(f)
The provisions of this Undertaking shall continue and remain in full force and effect following the termination or expiration of the employment relationship between the Company and the Executive, for whatever reason. This Undertaking shall not serve in any manner so as to derogate from any of the Executive’s obligations and liabilities under any applicable law.
(g)
This Undertaking, the rights of the Company hereunder, and the obligations of Executive hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights under this Undertaking. Executive may not assign, whether voluntarily or by operation of law, any of its obligations under this Undertaking, except with the prior written consent of the Company.
(h)
Independent Counsel. Executive acknowledges that he/she has had the opportunity to seek independent legal counsel in connection with entering into this Undertaking, and has either done so or has voluntarily chosen not to.

EXECUTIVE ACKNOWLEDGES THAT HE/SHE IS FAMILIAR WITH AND UNDERSTANDS THE ENGLISH LANGUAGE AND DOES NOT REQUIRE TRANSLATION OF THIS UNDERTAKING TO ANY OTHER LANGUAGE. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS ADVISED HIM/HER THAT HE/SHE MAY CONSULT AN ATTORNEY BEFORE EXECUTING THIS UNDERTAKING AND THAT HE/SHE HAS BEEN AFFORDED AN OPPORTUNITY TO DO SO.

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension

IN WITNESS WHEREOF, the Executive has executed this Undertaking as of November 3, 2026.

העובד מצהיר בזאת כי השפה האנגלית מוכרת ומובנת לו וכי הוא אינו זקוק לתרגום הסכם זה ונספחיו לשפה אחרת. העובד גם מצהיר ומודיע כי הומלץ בפניו על ידי החברה לקבל ייעוץ משפטי בקשר להסכם זה בטרם החתימה עליו וכי ניתנה לו הזדמנות נאותה לעשות כן.

[ ]

Signature

Headquarters: 60 Tower Road, Waltham, Massachusetts, 02451 United States | Tel: 1-866-496-1805 | NASDAQ: NNDM

www.nano-di.com contact@nano-di.com NanoDimension NanoDimensionX Nano Dimension NanoDimension